  John J. Dickson
     President and CEO
Frontier Financial Corporation
(425) 514-0700

Michal D. Cann
President and CEO
Washington Banking Company
(360) 240-5151

NEWS RELEASE

For release September 26, 2007, 5:15 P.M. PDT

WHIDBEY ISLAND BANK TO MERGE WITH FRONTIER BANK

EVERETT and OAK HARBOR, WASHINGTON – September 26, 2007.  Frontier Financial Corporation (NASDAQ:FTBK) (“Frontier”), the $3.6 billion in assets holding company of Frontier Bank, and Washington Banking Company (NASDAQ: WBCO) (“Washington Banking”), the $850 million in assets holding company of Whidbey Island Bank, today announced the signing of a definitive agreement for the merger of Washington Banking with, and into, Frontier.  The total cash and stock transaction is valued at approximately $191.1 million, or $21.40 per share, subject to certain conditions.  The combined company enhances Frontier Bank’s leadership position as the largest community bank headquartered in Western Washington.

“We are absolutely thrilled to have Washington Banking join our organization,” stated John J. Dickson, President and CEO of Frontier Financial Corporation.  “Whidbey Island Bank is a high quality organization that operates with a philosophy very similar to our own.  We believe this will be an outstanding combination of highly talented employees that bring with them a solid customer base, and we look forward to welcoming the Washington Banking team into the Frontier family.”

“The professionals on the Frontier team are amongst the finest bankers in the region, and I am confident that our organizations will both benefit from this combination,” said Michal D. Cann, President and CEO of Washington Banking Company. “As we considered all of our strategic growth options, it became obvious that choosing to partner with Frontier would provide the greatest benefits and opportunities for our shareholders, employees, customers, and the communities we serve.”

Based on the closing price of Frontier’s shares of $23.90 on September 26, 2007, the terms of the agreement call for Frontier to pay approximately $21.40 per Washington Banking share.  The range of potential per share consideration is $19.41 to $23.54 based on the price of Frontier’s shares prior to closing.  The consideration will be paid in stock and cash, and prior to the deal close, Washington

Banking shareholders will be asked to elect a preference for the form of payment they wish to receive which will be equalized based on the agreement terms.

The terms of the agreement call for Frontier to issue an aggregate merger consideration consisting of 5,916,430 shares of Frontier common stock and $42.9 million cash for the 8,608,653 shares of Washington Banking common stock outstanding that Frontier currently does not own, as long as the average closing price of Frontier shares for the 20-trading day period ending the fifth trading day immediately before closing date is between $21.00 and $27.00.  Frontier currently owns 782,506 shares of Washington Banking common stock at a cost basis of $3.1 million.  Based on Frontier’s closing price on September 26, 2007 of $23.90 the consideration for the outstanding shares not currently owned by Frontier will be $184.3 million, and the value attributable to stock options outstanding of $3.7 million results in an aggregate estimated acquisition price of $191.1 million.  Unexercised options to purchase Washington Banking common stock will vest at merger, and will be converted into options to purchase Frontier common stock, based on the closing exchange ratio.

The aggregate estimated acquisition price represents 290.3% of Washington Banking Company’s June 30, 2007 tangible book value and 22.1 times the 12 month trailing earnings per share at June 30, 2007.

The transaction is expected to close in the first quarter of 2008, pending Washington Banking shareholder approval, regulatory approvals and satisfaction of other customary closing conditions.   The transaction is expected to be accretive to Frontier’s earnings per share in 2008.  Following the completion of the merger, Washington Banking shareholders will own approximately 11% of the combined company.

Following the merger, Michal Cann will continue as Senior Vice President and Regional Manager.  Additionally, one member of the Washington Banking board will be chosen by Frontier to join the Boards of Frontier and that individual will stand for election to those Boards at the next Frontier shareowner meeting scheduled for April 2008.

Frontier previously announced a merger with the Bank of Salem that it is expected to close in the fourth quarter of 2007.  Following the mergers with Bank of Salem and Washington Banking, Frontier’s total assets will be approximately $4.6 billion.

Conference Call Information

Frontier and Washington Banking will host a conference call for investors, analysts and other interested parties on Thursday, September 27, 2007, at 11:00 a.m. PDT (2:00 p.m. EDT).  The conference call will be hosted by John Dickson, President and CEO of Frontier, and Michal Cann, President and CEO of Washington Banking.  Investors, analysts and other interested parties may access the teleconference at (303) 262-2137.  Shortly after the call concludes, the replay will also be available at (303) 590-3000 using access code 11098229#, where it will be archived for one month.  A web cast of the call can be accessed at www.frontierbank.com or www.wibank.com.

About Frontier Financial Corporation

Frontier Financial Corporation is a Washington-based financial holding company, providing financial services through its commercial bank subsidiary, Frontier Bank, since 1978.  Frontier Bank offers a wide range of financial services to businesses and individuals in its market area, including Trust, Cash Management, and Investment and Insurance products.  Frontier operates 47 offices in Clallam, Jefferson, King, Kitsap, Pierce, Skagit, Snohomish, Thurston, and Whatcom Counties.  Their 48th office will open in Gig Harbor on October 15, 2007.  Additional information regarding Frontier Bank and its services can be found at the bank’s website:  www.frontierbank.com.

About Washington Banking Company

Washington Banking Company is the parent company of Whidbey Island Bank, a full-service bank, serving local Northwest communities from 20 branch locations across Island, San Juan, Skagit, Whatcom, and Snohomish Counties.  The bank was established in 1961 to provide lending, deposit, transaction, and investment services to individuals and businesses.

Additional Information and Where to Find It

Frontier intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, and Washington Banking expects to mail a proxy statement/prospectus to its security holders, containing information about the transaction.  Investors and security holders of Frontier and Washington Banking are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Frontier, Washington Banking and the proposed merger.  In addition to the registration statement to be filed by Frontier and the proxy statement/prospectus to be mailed to the security holders of Washington Banking, Frontier and Washington Banking file annual, quarterly and current reports, proxy statements and other information with the SEC.  Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the SEC at its website at www.sec.gov.  These documents may also be obtained free of charge from Frontier by requesting them in writing at Frontier Financial Corporation, 332 SW Everett Mall Way, Everett, Washington 98204, or by telephone at (425) 514-0700.  In addition, investors and security holders may access copies of the documents filed with the SEC by Frontier on its website at www.frontierbank.com.  The documents filed by Washington Banking may also be obtained by requesting them in writing at Washington Banking Company, 450 SW Bayshore Drive, Oak Harbor, Washington 98277, or by telephone at (360) 679-3131.  In addition, investors and security holders may access copies of the documents filed with the SEC by Washington Banking on its website at www.wibank.com.Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing Frontier of the protections of the safe harbor provisions of the PSLRA. The forward-looking statements contained herein are subject to factors, risks and uncertainties that may cause actual results to differ materially from those projected.  The following items are among the factors that could cause actual results to differ materially from the forward-looking statements: general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; recent world events and their impact on interest rates, businesses and customers; the regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive standards; competitive factors, including increased competition with community, regional and national financial institutions; fluctuating interest rate environments; higher than expected loan delinquencies; and similar matters. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only at the date of this release.  Frontier undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review the risk factors described in this and other documents Frontier files from time to time with the Securities and Exchange Commission, including Frontier’s 2006 Form 10-K.